UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2024
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Arhaus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41009 (Commission File Number)	87-1729256 (I.R.S. Employer Identification Number)
51 E. Hines Hill Road, Boston Heights, Ohio
(Address of Principal Executive Offices)
44236
(Zip Code)
(440) 439-7700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ARHS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, the Board of Directors (the “Board”) of Arhaus, Inc. (the “Company”) appointed Stuart B. Burgdoerfer to Class I of the Board as an independent director under applicable NASDAQ and SEC rules. Mr. Burgdoerfer’s term will expire at the Company’s Annual Meeting of Stockholders in 2025, at which time he will stand for re-election to the Board by the Company’s stockholders. He will serve on the Board’s Audit Committee. In connection with the appointment, the Company increased the size of the Board from nine to ten members.

Mr. Burgdoerfer currently serves on the board of directors of The Progressive Corporation as chair of its Audit Committee and a member of its Technology Committee. Prior to his retirement, he was the Executive Vice President and Chief Financial Officer of L Brands, Inc. from April 2007 through August 2021, and served from May 2020 through February 2021 as Interim Chief Executive Officer of L Brand’s subsidiary Victoria’s Secret (VS NewCo), expanding his executive and leadership responsibilities at this global retail company. Mr. Burgdoerfer’s experience includes work as a CPA at Deloitte, as a management consultant and in financial leadership roles at PepsiCo/YUM Brands subsidiary Pizza Hut, and as a Senior Vice President of Finance at The Home Depot. Mr. Burgdoerfer also served as a member of the Board of Galyan’s Trading Company, which shares were listed on NASDAQ until the Company was acquired by Dick’s Sporting Goods in 2004, and the Spelman College Board of Trustees. Mr. Burgdoerfer’s substantial experience in leadership roles as a financial professional and senior executive enhances the Board’s financial expertise.

Mr. Burgdoerfer’s compensation for his service as a director will be consistent with that of the Company’s other non-employee directors, as described in the definitive proxy statement for the Company’s 2024 Annual Meeting of Stockholders.

There are no arrangements or understandings between Mr. Burgdoerfer and any other persons pursuant to which Mr. Burgdoerfer was selected as a director. There have been no transactions involving the Company or any of its subsidiaries in which Mr. Burgdoerfer has or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page with Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of June, 2024.

ARHAUS, INC.

By:	/s/ Dawn Phillipson
Name:	Dawn Phillipson
Title:	Chief Financial Officer